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                                                                    May 26, 1999

Dear Stockholder:

It is important that every stockholder be represented at the meeting regardless of the number of shares owned. Please execute and return your proxy promptly.

                                        Sincerely,


                                        George A. Davidson, Jr.
                                        Chairman of the Board and
                                        Chief Executive Officer
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                       CONSOLIDATED NATURAL GAS COMPANY
      Proxy Solicited on Behalf of the Board of Directors of the Company
           For the Special Meeting of Stockholders on June 30, 1999

The undersigned hereby appoints G.A. Davidson, Jr., D.M. Westfall and S.E. Williams, and each or any of them, proxies with full power of substitution to vote the stock of the undersigned, as directed hereon, at the Special Meeting of Stockholders of CONSOLIDATED NATURAL GAS COMPANY to be held at Tappan Hill, 81 Highland Avenue, Tarrytown, New York, 10591 at 9:30 a.m. (Eastern Time) and at any adjournment thereof. According to the By-Laws, no matters other than the stated proposal may be considered at this Special Meeting.

Please specify your choice by marking the appropriate box, SEE REVERSE SIDE. When properly executed, this proxy will be voted in accordance with your instructions, or, IF YOU GIVE NO INSTRUCTIONS, this proxy will be voted
FOR Item 1.

Change of Address
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If you have written in the above space, please
mark the Change of Address box on the reverse side of the card.

SEE REVERSE SIDE
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[X] Please mark vote as in this example.

            The Board of Directors recommends a vote "FOR" Item 1.

1. Approval and adoption of the Agreement and Plan of Merger with Dominion Resources, Inc.

                         For      Against      Abstain
                         [_]        [_]          [_]

[_]  Will Attend Special Meeting

[_]  Change of Address
     (see reverse side)

                                           Dated:                         , 1999
                                                 -------------------------

                                           -------------------------------------
                                           Signature


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                                           Signature if held jointly

                                           NOTE: Please sign exactly as name
                                           appears hereon. Joint owners should
                                           each sign. When signing as attorney,
                                           executor, administrator, trustee or
                                           guardian, please give full title as
                                           such.

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      FOLD AND DETACH HERE, PLEASE VOTE, SIGN, AND RETURN THE ABOVE PROXY

                       CONSOLIDATED NATURAL GAS COMPANY

                        Special Meeting of Stockholders


                 Your vote is important. Thank you for voting.


                                VOTE YOUR PROXY

                                                    Return your proxy in the
                                                 postage-paid envelope provided.